EXHIBIT 10.1

DECLARATION OF TRUST

I, Iqbal Boga, hereby declare that the mineral claims described below and are held by me in trust and for the benefit of Varca Ventures Inc.

Claim	Tenure Type	Claim Name	Owner Name & %	Status	Expiry Date	Area
636963	Mineral	SEWELL 1	Iqbal Boga; 100%	GOOD	Sept 18, 2010	357.2 ha.

Dated:

Febraury 6, 2010

__ ’Iqbal Boga’_____________________________

Name : Iqbal Boga